Exhibit (c)(5)

                       KEMPER STATE TAX-FREE INCOME SERIES

               Amended and Restated Establishment and Designation
                   of Series of Shares of Beneficial Interest

         The undersigned, being a majority of the Trustees of Kemper State Tax-Free Income Series, a Massachusetts business trust (the "Trust"), acting pursuant to authority granted to the Board of Trustees in the Amended and Restated Agreement and Declaration of Trust dated May 27, 1994 (the "Declaration of Trust"), having heretofore established and designated separate series of shares of beneficial interest of the Trust, do hereby redesignate three such series as set forth below in paragraphs 1-3, effective June 18, 2001.

         1. Kemper California Tax-Free Income Fund shall be redesignated "Scudder California Tax-Free Income Fund";

         2. Kemper Florida Tax-Free Income Fund shall be redesignated "Scudder Florida Tax-Free Income Fund";

         3. Kemper New York Tax-Free Income Fund shall be redesignated "Scudder New York Tax-Free Income Fund."

         The relative rights and preferences of such series shall continue to be as set forth in the Declaration of Trust and each series shall continue to be subject to the Written Instrument Establishing and Designating Separate Classes of Shares of the Trust dated May 27, 1994.


         IN WITNESS WHEREOF, the undersigned have this day signed this written instrument.


/s/John W. Ballantine                            /s/Donald R. Jones
--------------------------------                 -------------------------------
John W. Ballantine, Trustee                      Donald R. Jones, Trustee


/s/Lewis A. Burnham                              /s/Thomas W. Littauer
--------------------------------                 -------------------------------
Lewis A. Burnham, Trustee                        Thomas W. Littauer, Trustee


/s/Linda C. Coughlin                             /s/Shirley D. Peterson
--------------------------------                 -------------------------------
Linda C. Coughlin, Trustee                       Shirley D. Peterson, Trustee


/s/Donald L. Dunaway                             /s/William P. Sommers
--------------------------------                 -------------------------------
Donald L. Dunaway, Trustee                       William P. Sommers, Trustee


/s/Robert B. Hoffman
--------------------------------
Robert B. Hoffman, Trustee


Dated:  November 29, 2000